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Ford Smart Mobility LLC Established to Develop, Invest in Mobility Services; Jim Hackett Named Subsidiary Chairman

•	Ford Smart Mobility LLC established as a subsidiary of Ford Motor Company with operations in Palo Alto, California, and Dearborn, Michigan

•	Ford Smart Mobility LLC will design, build, grow and invest in new mobility services; move comes as Ford expands its business model to be both an auto and a mobility company

•	Jim Hackett named Ford Smart Mobility LLC chairman; former Steelcase executive to leave Ford Board to lead company’s mobility services business

DEARBORN, Mich., March 11, 2016 – Ford Motor Company is announcing today the creation of Ford Smart Mobility LLC, a new subsidiary formed to design, build, grow and invest in emerging mobility services. Jim Hackett, former Steelcase vice chairman and CEO, is leaving his position on the Ford Board of Directors to serve as chairman of the new subsidiary.

Ford Smart Mobility LLC is part of Ford’s expanded business model to be both an auto and a mobility company. The company is continuing to focus on and investing in its core business – designing, manufacturing, marketing, financing and servicing cars, SUVs, trucks and electrified vehicles. At the same time, Ford aggressively is pursuing emerging opportunities through Ford Smart Mobility, the company’s plan to be a leader in connectivity, mobility, autonomous vehicles, the customer experience and data and analytics.

“Ford Smart Mobility and expanding into mobility services are significant growth opportunities,” said Mark Fields, president and CEO, Ford Motor Company. “Our plan is to quickly become part of the growing transportation services market, which already accounts for $5.4 trillion in annual revenue. Jim Hackett is the right visionary leader – with extensive experience in business development and design – to take us into the mobility services business in the future.”

Ford Smart Mobility LLC: Building and Investing in New Mobility Services

The new Ford Smart Mobility LLC will build on the products, technologies and Ford Smart Mobility innovations and work already under way at Ford Motor Company. Working with Ford’s existing product development, research and advanced engineering, marketing and data analytics teams – which will remain unchanged – the subsidiary will develop commercially ready mobility services and invest in promising mobility-related ventures.

Designed to compete like a startup company, Ford Smart Mobility LLC will design and build mobility services on its own, and collaborate with start-ups and tech companies.

“Ensuring the freedom of mobility requires us to continually look beyond the needs of today and interpret what mobility will mean to future generations,” said Bill Ford, executive chairman, Ford Motor Company. “This new subsidiary will enable us to develop mobility solutions to address the rapidly changing transportation challenges of an increasingly crowded world.”

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Reporting to Mark Fields, Hackett, as chairman of Ford Smart Mobility LLC, will lead a team of business and technology leaders from inside and outside the company.

Hackett: Consumer-Focused, Transformational Leader

As a consumer-focused, visionary leader in the office furniture industry, Hackett is credited with expanding Steelcase’s business model and becoming a global innovator. During his 30 years there, he helped transform the company from a traditional office furniture manufacturer to a company that would change the way people work. This included predicting that the office landscape would shift away from cubicles to an open space environment, giving employees the flexibility to work where they want.

“I am absolutely thrilled to lead Ford’s mobility business into the future,” said Hackett. “Transportation in the world today is on the cusp of a major revolution, and Ford plans to lead the way by changing the way the world moves through Ford Smart Mobility.”

A member of the Ford Motor Company Board of Directors since 2013, Hackett served on the Audit, Sustainability and Innovation, and Nominating and Governance committees. He resigned from the Ford Board effective March 10 to join Ford Smart Mobility LLC.

Ford Smart Mobility: Changing the Way the World Moves

The world is becoming more crowded and urbanized, air quality is a global issue, and customer preferences are changing rapidly. The Ford Smart Mobility plan was established early last year to use technology and innovation to address these trends and to make people’s lives better. Already, significant progress has been made, including:

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Connectivity: Ford is a leader in vehicle connectivity with the most popular entertainment and communications system in the industry, Ford SYNC. This year, an all-new, more intuitive SYNC 3 system is being offered on Ford and Lincoln vehicles. In addition, new SYNC Connect gives owners the ability to remotely access vehicle features, including a remote start, unlocking doors, checking fuel level or locating a parked vehicle on a smartphone. Additionally, SYNC includes AppLink, which enables drivers to voice-control smartphone apps from the driver’s seat – allowing drivers to keep their eyes on the road and hands on the wheel.

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Mobility: For the past 14 months, Ford has conducted more than 30 global mobility experiments to gain insight into changing consumer transportation preferences. Several ongoing pilot programs are under way, including: GoPark, which builds a predictive parking system in London capable of directing drivers to streets where they are most likely to find a space; GoDrive, a car sharing program in London that provides vehicles with guaranteed parking at busy locations, such as London City Airport; and Dynamic Shuttle, a program at Ford’s Dearborn, Michigan, campus that allows employees and visitors to summon point-to-point rides on-demand.

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Autonomous Vehicles:  Ford this year will have the largest test fleet of autonomous vehicles of any automaker – with vehicles on the road in California, Arizona and Michigan. Ford also is the first to test autonomous vehicles in the snow – a major step in the company’s plan to bring fully autonomous vehicles to millions of customers worldwide. At the same time, Ford is tripling its engineering investment in driver assist and semi-autonomous vehicle technology – such as adaptive cruise control, active park assist, lane-departure warning, lane-keeping aid, pedestrian detection, Pro Trailer Backup Assist and vehicle-to-vehicle connection technology – during the next five years.

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Consumer Experience: Ford this year is introducing FordPass – a free digital, physical and personal platform that offers four benefits for members: a Marketplace with mobility services, such as parking and sharing; FordGuides to help consumers move more efficiently; Appreciation for members to receive recognition for their loyalty; and FordHubs, where consumers can experience Ford’s latest innovations. The first hub opens later this year in New York City.

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Data and Analytics: To better anticipate customer wants and needs, Ford is increasing funding for data science and analytics research as the foundation of the Ford Smart Mobility plan. One example is Ford and IBM collaborating on a pilot platform that allows research scientists to look at tiny pieces of data – 10 or 15 seconds at a time – to spot patterns, correlations and trends, and write code to make more efficient transportation decisions to support the company’s Dynamic Shuttle experiment.

Related Materials:

•	For Ford Smart Mobility News, click here.

•	For biographical information and photos of Jim Hackett, click here.

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About Ford Motor Company
Ford Motor Company is a global automotive and mobility company based in Dearborn, Michigan. With about 199,000 employees and 67 plants worldwide, the company’s core business includes designing, manufacturing, marketing, financing and servicing a full line of Ford cars, trucks, SUVs and electrified vehicles, as well as Lincoln luxury vehicles. At the same time, Ford is aggressively pursuing emerging opportunities through Ford Smart Mobility, the company’s plan to be a leader in connectivity, mobility, autonomous vehicles, the customer experience, and data and analytics. For more information regarding Ford, its products worldwide or Ford Motor Credit Company, visit www.corporate.ford.com.

Contact:	Mike Moran
313.322.1602 202.250.1868 Mobile
mmoran@ford.com

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com.